Exhibit 99.1

NEWS RELEASE

Contacts:    Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

Varian Semiconductor Equipment Associates Reports

Record Fiscal 2006 and Fourth Quarter Results

GLOUCESTER, MA, October 26, 2006 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal year 2006 and fourth quarter ended September 29, 2006.

Revenue for the fourth quarter of fiscal 2006 totaled $213.1 million, compared to revenue of $146.3 million for the same period a year ago. Varian Semiconductor recorded net income of $32.9 million, or $0.58 per diluted share during the fourth quarter of fiscal 2006, compared to net income of $13.6 million, or $0.24 per diluted share for the same period a year ago.

Revenue for fiscal 2006 totaled $730.7 million, compared to revenue of $600.5 million for fiscal 2005. Varian Semiconductor recorded net income of $94.7 million, or $1.66 per diluted share for fiscal 2006, compared to net income of $72.0 million, or $1.28 per diluted share for fiscal 2005.

Gary Dickerson, Varian Semiconductor’s chief executive officer, said, “The fourth quarter of 2006 was particularly strong for us as we set a company record for single wafer high current revenue. For fiscal year 2006, we had our highest total revenue ever. We also saw gross margin increase sequentially throughout the fiscal year. Given optimism for a continued strong market in 2007, we expect to continue to post gains in market share driven by our continued strength in memory and the growing momentum we are seeing in the foundry and logic segments.”

Robert Halliday, chief financial officer, provided forward guidance for the first quarter of fiscal 2007. “We currently expect revenue to be between $215 and $225 million. Earnings per share are anticipated to range from $0.55 to $0.61 per diluted share.”

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VSEA Announces FY 2006 and Q4 Results	Page 2	October 26, 2006

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

Results of operations include the following amounts related to equity compensation expense:

	Fiscal Three Months Ended		Fiscal Year Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005
Cost of revenue	$546	$32	$2,050	$35
Research and development	869	167	3,673	622
Marketing, general and administrative	3,128	344	13,193	3,492

Expense before taxes	4,543	543	18,916	4,149

Provision for income taxes	(1,569)	(166)	(6,053)	(1,285)

Total	$2,974	$377	$12,863	$2,864

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for first quarter fiscal 2007 revenue, gross margin and earnings per share, market share, competitive position, expected first quarter fiscal 2007 product shipments, and financial performance, market conditions for 2007, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; potential environmental liabilities; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; Varian Semiconductor’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of Varian Semiconductor from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Report on Form 10-Q for the quarter ended June 30, 2006 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2006 and Q4 Results	Page 3	October 26, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Year Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005
Revenue
Product	$190,007	$121,360	$642,038	$488,719
Service	20,421	23,494	79,222	84,078
Royalty	2,668	1,455	9,454	27,724

Total revenue	213,096	146,309	730,714	600,521
Cost of revenue	118,428	82,466	421,184	331,814

Gross profit	94,668	63,843	309,530	268,707

Operating expenses
Research and development	23,873	20,580	90,604	77,661
Marketing, general & administrative	28,432	26,930	116,063	104,883
Restructuring costs	—	—	—	914

Total operating expenses	52,305	47,510	206,667	183,458

Operating income	42,363	16,333	102,863	85,249
Interest income, net	5,390	3,413	21,514	16,348
Other income, net	307	11	918	2,765

Income before income taxes	48,060	19,757	125,295	104,362
Provision for income taxes	15,146	6,125	30,611	32,352

Net income	$32,914	$13,632	$94,684	$72,010

Weighted average shares outstanding – basic	55,551	56,095	56,403	55,219
Weighted average shares outstanding – diluted	56,389	57,352	57,193	56,395
Net income per share – basic	$0.59	$0.24	$1.68	$1.30
Net income per share – diluted	$0.58	$0.24	$1.66	$1.28

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VSEA Announces FY 2006 and Q4 Results	Page 4	October 26, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 29, 2006	September 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$258,891	$193,426
Short-term investments	154,810	280,646
Accounts receivable, net	125,992	123,612
Inventories	133,929	127,374
Deferred income taxes	31,592	30,865
Other current assets	18,102	32,796

Total current assets	723,316	788,719
Long-term investments	135,777	—
Property, plant and equipment, net	62,249	58,435
Other assets	17,024	15,665

Total assets	$938,366	$862,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$466	$426
Accounts payable	45,937	33,272
Accrued expenses	54,070	59,280
Product warranty	8,934	8,323
Deferred revenue	49,840	46,958

Total current liabilities	159,247	153,681
Long-term accrued expenses and other liabilities	17,300	16,271
Deferred income taxes	3,722	5,477
Long-term debt	3,270	3,736

Total liabilities	183,539	173,743

Stockholders’ equity
Common stock	593	380
Capital in excess of par value	453,229	382,445
Less: Cost of treasury stock	(108,910)	—
Retained earnings	411,014	316,330
Deferred compensation	—	(9,366)
Accumulated other comprehensive loss	(1,099)	(713)

Total stockholders’ equity	754,827	689,076

Total liabilities and stockholders’ equity	$938,366	$862,819

Backlog	$255,122	$166,637

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